Exhibit 99

Tennant Company Reports Third Quarter 2024 Results

Delivers Net Sales Growth

Reaffirms 2024 Guidance

MINNEAPOLIS, MN (Oct. 31, 2024)—Tennant Company ("Tennant" or the "Company") (NYSE: TNC) today reported its financial results for the quarter ended September 30, 2024.

(In millions, except per share data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Incr / (Decr)	2024	2023	Incr / (Decr)
Net sales	$315.8	$304.7	3.6%	$957.8	$932.2	2.7%
Net income	$20.8	$22.9	(9.2)%	$77.1	$78.5	(1.8)%
Diluted EPS	$1.09	$1.21	(9.9)%	$4.03	$4.19	(3.8)%

Adjusted diluted EPS	$1.39	$1.34	3.7%	$5.05	$4.65	8.6%
Adjusted EBITDA	$47.9	$45.9	4.4%	$161.4	$151.4	6.6%
Adjusted EBITDA margin %	15.2%	15.1%	10 bps	16.9%	16.2%	70 bps

Highlights
•Delivered net sales of $315.8 million for the third quarter of 2024, reflecting a 3.6% increase from the third quarter of 2023, or 2.7% on an organic basis, driven primarily by strong pricing realization in all regions and volume growth in the Americas.

•Achieved Adjusted EBITDA of $47.9 million, an increase of $2.0 million, or 4.4%, primarily due to strong sales growth.

•Generated operating cash flow of $30.7 million, with over 100% conversion of net income to free cash flow.

•Announced a 5.4% increase in the Company's quarterly cash dividend to $0.295 per share, marking the 53rd consecutive year the Company has increased its annual cash dividend payout.

•Expanded the Company's portfolio of innovative products and solutions with the launch of the new T291 small walk-behind scrubber. Designed for use in both hard-to-reach spaces and open areas, the T291's versatility and compact size make it an excellent fit for mid-size retail, healthcare, and education environments.

“We are pleased to report Tennant's strong third quarter results, continuing the trend from the first half of 2024 of delivering growth in organic net sales and Adjusted EBITDA as we progress toward normalized backlog levels by the end of 2024," said Dave Huml, Tennant President and Chief Executive Officer. "This quarter benefited from strong pricing realization across all regions and represents the second consecutive quarter with strong order growth in each of our geographies. Given the robust reception to our recent product introductions and a solid pipeline of upcoming products, combined with expanded go-to-market strategies and a disciplined pricing approach, we are well positioned to achieve our 2024 guidance and execute our enterprise growth strategy effectively."

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Page 2 – Tennant Company Reports Third Quarter 2024 Results
Net Sales
Consolidated net sales for the third quarter of 2024 totaled $315.8 million, a 3.6% increase compared to consolidated net sales of $304.7 million in the third quarter of 2023. The components of the consolidated net sales change were as follows:

	Three Months Ended September 30,	Nine Months Ended September 30,
	2024 vs. 2023
Price	1.8%	3.1%
Volume	0.9%	(1.0)%
Organic growth	2.7%	2.1%
Acquisitions	1.3%	0.8%
Foreign currency	(0.4)%	(0.2)%
Total growth	3.6%	2.7%

Organic Sales
Organic sales, which exclude the effects of foreign currency and acquisitions, increased 2.7% compared to the prior year. This growth was driven by effective price realization across all geographies and volume growth in the Americas, although it was partially offset by volume declines in the EMEA and APAC regions.

	Three Months Ended September 30, 2024				Nine Months Ended September 30, 2024
	Americas	EMEA	APAC	Total	Americas	EMEA	APAC	Total
Organic net sales growth	4.6%	(0.8)%	(4.3)%	2.7%	5.0%	(3.6)%	(6.2)%	2.1%

Americas: The 4.6% increase in the Americas, which includes all North America and Latin America, was driven primarily by both price realization and volume increases.

EMEA: The 0.8% decrease in EMEA, which includes Europe, the Middle East and Africa, was due to volume declines in both equipment and parts and consumables partly offset by price realization in all product categories. Equipment volumes were impacted by weaker-than-expected market conditions and a smaller contribution from backlog reduction in the current period.

APAC: The 4.3% decrease in APAC, which includes China, Australia, Japan and other Asian markets, was primarily due to volume declines in China and Australia, partially offset by price realization in Australia. China is experiencing market saturation, leading to decreased demand for our mid-tier products in the region. In Australia, we are observing signals of reduced demand as general cost conditions in the market remain elevated.

Operating Results
The gross profit margin of 42.4% declined 90 basis points compared to the third quarter of 2023. This decrease is attributed to inflationary pressure on materials and elevated freight costs. Additionally, unfavorable geographic
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Page 3 – Tennant Company Reports Third Quarter 2024 Results
and customer mix also contributed to the decline, but to a lesser extent. However, this was partially offset by price realization.

Selling and Administrative ("S&A") expense totaled $92.7 million in the third quarter of 2024, a $4.5 million increase compared to the third quarter of 2023. The current period included $3.3 million of ERP modernization costs and $0.7 million of transaction and integration costs associated with our acquisition of TCS EMEA GmbH ("TCS"), Tennant's long-standing distributor serving countries in Europe, Africa, and the Middle East. Excluding non-GAAP costs, Adjusted S&A as a percentage of net sales improved to 28.1% in the third quarter of 2024, compared to 28.9% in the third quarter of 2023.

Adjusted EBITDA was $47.9 million in the third quarter of 2024, compared to $45.9 million in the prior-year period. The improvement in Adjusted EBITDA was primarily due to both price and volume growth in net sales as well as our acquisition of TCS. Adjusted EBITDA margin for the second quarter of 2024 was 15.2%, up slightly compared to 15.1% in the prior-year period.

Net income was $20.8 million in the third quarter of 2024 compared to $22.9 million in the third quarter of 2023. The decrease was due to $2.5 million of ERP modernization costs and $0.7 million of transaction and integration costs associated with our acquisition of TCS. This was partly offset by lower interest expense, attributable to a decline in average debt balances. Adjusted net income was $26.6 million in the third quarter of 2024, an increase of $1.2 million compared to the third quarter of 2023. Strong operating performance, driven by pricing realization and volume increases, was partly offset by higher operating costs and income taxes.

Cash Flow, Liquidity and Capital Allocation
Tennant generated $30.7 million in cash flow from operations during the third quarter of 2024, a $23.7 million decrease compared to the prior-year period. The decrease was primarily driven by increases in working capital associated with the timing of sales during the quarter as well as investments in ERP modernization costs totaling $9.4 million.

Liquidity remained strong with a balance of $91.3 million in cash and cash equivalents as of the end of the third quarter. Additionally, the company had $439.3 million of unused borrowing capacity under its revolving credit facility. As previously announced, on August 7, 2024, the Company amended and restructured its existing credit agreement and increased its revolving credit facility limit to $650.0 million in order to optimize its debt structure and enhance its flexibility and capability for driving expansion.

The Company continues to strategically deploy cash flow to meet operational capital requirements and to return capital to shareholders in alignment with its capital allocation priorities. During the third quarter, the Company invested $4.3 million in capital expenditures and returned $13.3 million to shareholders through dividends and share repurchases. The Company remains diligent in managing its debt and maintaining a strong balance sheet. The Company's net leverage ratio was 0.56 times Adjusted EBITDA, which is below its targeted range of 1x to 2x Adjusted EBITDA.

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Page 4 – Tennant Company Reports Third Quarter 2024 Results
2024 Guidance
For 2024, Tennant affirms the following guidance ranges:

(In millions, except per share data)	2024 Guidance Ranges
Net sales	$1,280 - $1,305
Organic net sales growth	2.5% - 4.5%
Adjusted diluted net income per share*	$6.15 - $6.55
Adjusted EBITDA*	$205 - $215
Adjusted EBITDA margin	16.0% - 16.5%
Capital expenditures	~$20
Adjusted effective tax rate*	22% - 27%

*Excludes ERP modernization costs, other certain nonoperational items and amortization expense.

Conference Call
Tennant will host a conference call to discuss its 2024 third quarter results on November 1, 2024, at 9 a.m. Central Time (10 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the overview page. A replay of the conference call, with slides, will be available at investors.tennantco.com.

Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Eden Prairie, Minnesota, is a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; and cleaning tools and supplies. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.24 billion in 2023 and has approximately 4,500 employees. Tennant has manufacturing operations throughout the world and sells products directly in more than 20 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements
Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets the Company serves. Particular risks and uncertainties presently facing it include: economic uncertainty throughout the world; geopolitical tensions or health epidemics; the Company's ability to comply with global laws and regulations; the Company's ability to adapt pricing to the competitive marketplace and customer pricing sensitivities; the competition in the Company's business; fluctuations in the cost, quality or availability of raw materials and purchased components; increasing cost pressures; unforeseen product liability claims or product quality issues; the Company's ability to attract, retain and develop key personnel and create effective succession planning strategies; the Company's ability to effectively develop and manage strategic planning and growth processes and the related operational plans; the Company's ability to successfully upgrade and evolve its information technology systems; the Company's ability to successfully protect our information technology systems from cybersecurity risks; the occurrence of a significant business interruption; the Company's ability to maintain the health and safety of its workers; the Company's ability to integrate acquisitions; and the Company's ability to develop and commercialize new innovative products and services.

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Page 5 – Tennant Company Reports Third Quarter 2024 Results
The Company cautions that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect the Company's results can be found in its 2023 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by the Company in its filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or nonoperational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

The Company believes that disclosing selling and administrative (“S&A”) expense – as adjusted, S&A expense as a percent of net sales – as adjusted, operating income – as adjusted, operating margin – as adjusted, income before income taxes – as adjusted, income tax expense – as adjusted, net income – as adjusted, net income per diluted share – as adjusted, EBITDA – as adjusted, and EBITDA margin – as adjusted (collectively, the “Non-GAAP measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. The Company uses these measures to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). The Company calculates the Non-GAAP measures by adjusting for ERP modernization costs, transaction-related costs and amortization expense. The Company calculates income tax expense – as adjusted by adjusting for the tax effect of these Non-GAAP measures. The Company calculates net income per diluted share – as adjusted by adjusting for the after-tax effect of these Non-GAAP measures and dividing the result by the diluted weighted average shares outstanding. The Company calculates EBITDA margin – as adjusted by dividing EBITDA – as adjusted by net sales.

INVESTOR RELATIONS CONTACT:

Lorenzo Bassi
Vice President, Finance and Investor Relations
investors@tennantco.com
763-540-1242

FINANCIAL TABLES FOLLOW
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Page 6 – Tennant Company Reports Third Quarter 2024 Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except shares and per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$315.8	$304.7	$957.8	$932.2
Cost of sales	182.0	172.7	543.8	535.2
Gross profit	133.8	132.0	414.0	397.0
Selling and administrative expense	92.7	88.2	275.5	256.9
Research and development expense	10.5	9.1	31.8	26.0
Operating income	30.6	34.7	106.7	114.1
Interest expense, net	(2.7)	(3.3)	(7.5)	(11.0)
Net foreign currency transaction (loss) gain	(0.4)	(0.4)	0.1	0.5
Other (expense) income, net	—	(1.1)	0.2	(1.8)
Income before income taxes	27.5	29.9	99.5	101.8
Income tax expense	6.7	7.0	22.4	23.3
Net income	$20.8	$22.9	$77.1	$78.5

Net income per share
Basic	$1.11	$1.23	$4.10	$4.25
Diluted	$1.09	$1.21	$4.03	$4.19

Weighted average shares outstanding
Basic	18,810,267	18,570,293	18,790,824	18,485,806
Diluted	19,093,873	18,878,311	19,120,455	18,747,128
GEOGRAPHICAL NET SALES(1) (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Americas	$218.7	$211.2	3.6%	$662.1	$632.2	4.7%
Europe, Middle East and Africa	76.3	72.0	6.0%	234.6	234.1	0.2%
Asia Pacific	20.8	21.5	(3.3)%	61.1	65.9	(7.3)%
Total	$315.8	$304.7	3.6%	$957.8	$932.2	2.7%
(1) Net of intercompany sales.
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Page 7 – Tennant Company Reports Third Quarter 2024 Results
TENNANT COMPANY
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except shares and per share data)	September 30, 2024	December 31, 2023
ASSETS
Cash, cash equivalents, and restricted cash	$91.3	$117.1
Receivables, less allowances of $6.8 and $7.2, respectively	260.2	247.6
Inventories	201.8	175.9
Prepaid and other current assets	40.6	28.5
Total current assets	593.9	569.1
Property, plant and equipment, less accumulated depreciation of $316.4 and $304.0, respectively	183.7	187.7
Operating lease assets	52.1	41.7
Goodwill	198.4	187.4
Intangible assets, net	66.4	63.1
Other assets	121.6	64.4
Total assets	$1,216.1	$1,113.4
LIABILITIES AND EQUITY
Current portion of long-term debt	$0.6	$6.4
Accounts payable	128.0	111.4
Employee compensation and benefits	59.4	67.3
Other current liabilities	85.5	88.6
Total current liabilities	273.5	273.7
Long-term debt	208.6	194.2
Long-term operating lease liabilities	35.2	27.4
Employee benefits	13.8	13.3
Deferred income taxes	7.9	5.0
Other liabilities	28.6	21.5
Total long-term liabilities	294.1	261.4
Total liabilities	$567.6	$535.1
Common Stock, $0.375 par value; 60,000,000 shares authorized; 18,872,792 and 18,631,384 shares issued and outstanding, respectively	7.1	7.0
Additional paid-in capital	76.8	64.9
Retained earnings	608.6	547.4
Accumulated other comprehensive loss	(45.3)	(42.3)
Total Tennant Company shareholders' equity	647.2	577.0
Noncontrolling interest	1.3	1.3
Total equity	648.5	578.3
Total liabilities and total equity	$1,216.1	$1,113.4
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Page 8 – Tennant Company Reports Third Quarter 2024 Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Nine Months Ended September 30,
	2024	2023
OPERATING ACTIVITIES
Net income	$77.1	$78.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	29.6	26.4
Amortization expense	11.4	11.0
Deferred income tax benefit	(1.8)	(7.4)
Share-based compensation expense	9.4	8.6
Bad debt and returns expense	1.8	3.2
Other, net	0.5	0.5
Changes in operating assets and liabilities:
Receivables	(12.3)	7.9
Inventories	(35.7)	3.5
Accounts payable	17.9	(25.1)
Employee compensation and benefits	(8.1)	18.3
Other assets and liabilities	(37.6)	(0.8)
Net cash provided by operating activities	52.2	124.6
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(11.5)	(15.3)
Purchase of investment	(32.1)	—
Payments made in connection with business acquisition, net of cash acquired	(25.7)	—
Investment in leased assets	(0.4)	(0.5)
Cash received from leased assets	0.6	0.6
Net cash used in investing activities	(69.1)	(15.2)
FINANCING ACTIVITIES
Proceeds from borrowings	40.0	20.0
Repayments of borrowings	(32.5)	(98.7)
Payment of debt financing costs	(2.2)	—
Proceeds from exercise of stock options, net of employee tax withholdings obligations	19.6	18.1
Repurchases of common stock	(17.1)	(11.7)
Dividends paid	(15.9)	(14.8)
Net cash used in financing activities	(8.1)	(87.1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.8)	(2.7)
Net (decrease) increase in cash, cash equivalents and restricted cash	(25.8)	19.6
Cash, cash equivalents and restricted cash at beginning of period	117.1	77.4
Cash, cash equivalents and restricted cash at end of period	$91.3	$97.0
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Page 9 – Tennant Company Reports Third Quarter 2024 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Net Income and Net Income Per Share

(In millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income - as reported	$20.8	$22.9	$77.1	$78.5
Adjustments:
Amortization expense	2.6	2.5	8.4	7.9
Restructuring-related charge (S&A expense)	—	—	0.4	0.8
ERP modernization costs (S&A expense)	2.5	—	7.0	—
Transaction and integration-related costs (S&A expense)	0.7	—	3.6	—
Net income - as adjusted	$26.6	$25.4	$96.5	$87.2

Net income per share - as reported:
Diluted	$1.09	$1.21	$4.03	$4.19
Adjustments:
Amortization expense	0.14	0.13	0.44	0.42
Restructuring-related charge (S&A expense)	—	—	0.02	0.04
ERP modernization costs (S&A expense)	0.13	—	0.37	—
Transaction and integration-related costs (S&A expense)	0.04	—	0.19	—
Net income per diluted share - as adjusted	$1.39	$1.34	$5.05	$4.65

Reported Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income - as reported	$20.8	$22.9	$77.1	$78.5
Less:
Interest expense, net	2.7	3.3	7.5	11.0
Income tax expense	6.7	7.0	22.4	23.3
Depreciation expense	10.1	9.2	29.6	26.4
Amortization expense	3.6	3.5	11.4	11.0
EBITDA	43.9	45.9	148.0	150.2
Adjustments:
Restructuring-related charge (S&A expense)	—	—	0.6	1.2
ERP modernization costs (S&A expense)	3.3	—	9.2	—
Transaction and integration-related costs (S&A expense)	0.7	—	3.6	—
EBITDA - as adjusted	$47.9	$45.9	$161.4	$151.4
EBITDA margin - as adjusted	15.2%	15.1%	16.9%	16.2%
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Page 10 – Tennant Company Reports Third Quarter 2024 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Selling and Administrative Expense (S&A expense) and Operating Income

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
S&A expense - as reported	$92.7	$88.2	$275.5	$256.9
S&A expense as a percent of net sales - as reported	29.4%	28.9%	28.8%	27.6%
Adjustments:
Restructuring-related charge (S&A expense)	—	—	(0.6)	(1.2)
ERP modernization costs (S&A expense)	(3.3)	—	(9.2)	—
Transaction and integration-related costs (S&A expense)	(0.7)	—	(3.6)	—
S&A expense - as adjusted	$88.7	$88.2	$262.1	$255.7
S&A expense as a percent of net sales - as adjusted	28.1%	28.9%	27.4%	27.4%

Operating income - as reported	$30.6	$34.7	$106.7	$114.1
Operating margin - as reported	9.7%	11.4%	11.1%	12.2%
Adjustments:
Restructuring-related charge (S&A expense)	—	—	0.6	1.2
ERP modernization costs (S&A expense)	3.3	—	9.2	—
Transaction and integration-related costs (S&A expense)	0.7	—	3.6	—
Operating income - as adjusted	$34.6	$34.7	$120.1	$115.3
Operating margin - as adjusted	11.0%	11.4%	12.5%	12.4%
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Page 11 – Tennant Company Reports Third Quarter 2024 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Income Before Income Taxes and Income Tax Expense

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Income before income taxes - as reported	$27.5	$29.9	$99.5	$101.8
Adjustments:
Amortization expense	3.6	3.5	11.4	11.0
Restructuring-related charge (S&A expense)	—	—	0.6	1.2
ERP modernization costs (S&A expense)	3.3	—	9.2	—
Transaction and integration-related costs (S&A expense)	0.7	—	3.6	—
Income before income taxes - as adjusted	$35.1	$33.4	$124.3	$114.0

Income tax expense - as reported	$6.7	$7.0	$22.4	$23.3
Effective tax rate - as reported	24.4%	23.4%	22.5%	22.9%
Adjustments(1):
Amortization expense	1.0	1.0	3.0	3.1
Restructuring-related charge (S&A expense)	—	—	0.2	0.4
ERP modernization costs (S&A expense)	0.8	—	2.2	—
Income tax expense - as adjusted	$8.5	$8.0	$27.8	$26.8
Effective tax rate - as adjusted	24.2%	24.0%	22.4%	23.5%
(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where income or expenses were generated.
Free Cash Flow Conversion

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income - as reported	$20.8	$22.9	$77.1	$78.5
Adjustments:
ERP modernization costs (S&A expense)	2.5	—	7.0	—
Net income - as adjusted	$23.3	$22.9	$84.1	$78.5

Cash provided by operating activities - as reported	$30.7	$54.4	$52.2	$124.6
Less:
Capital expenditures	(4.3)	(3.5)	(11.5)	(15.3)
Free cash flows	$26.4	$50.9	$40.7	$109.3
Adjustments:
ERP modernization spend	9.4	—	25.6	—
Free cash flows - as adjusted	$35.8	$50.9	$66.3	$109.3

Net income to free cash flows conversion	154%	222%	79%	139%
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